UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1515 Market Street, Suite 2000, Philadelphia, Pennsylvania		19102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously announced, the indenture applicable to $90.0 million of Luminent’s 8.125% Convertible Senior Notes due 2027 obligated Luminent to make a semi-annual interest payment of approximately $3.9 million to note holders on June 2, 2008. Luminent did not make this payment and a payment default under the indenture occurred at that time. Under the indenture, Luminent had until July 2, 2008 to cure the payment default. Luminent did not meet the obligation before July 2, 2008, and accordingly, an event of default under the indenture has occurred and those notes may be declared to be immediately due and payable. This event of default has caused an event of default to occur with respect to the Amended and Restated Credit Agreement, or Credit Agreement, with Arco Capital Corporation, Ltd., or Arco, in respect of which Arco may demand immediate payment of approximately $29.9 million, calculated as of July 3, 2008.

On July 3, 2008, Luminent was obligated to make a payment of approximately $2.4 million under the Credit Agreement with Arco. Luminent did not make this payment, and as a result, another event of default under the Credit Agreement has occurred, in respect of which Arco may demand immediate payment of the above-described $29.9 million. On July 3, 2008, Luminent received a Notice of Event of Default and Reservation of Rights with Respect to Amended and Restated Credit Agreement from Arco with respect to this event of default. However, as of July 7, 2008, Arco has not elected to exercise any contractual remedies available as a result of this event of default.

On July 3, 2008, Luminent received a margin notice under certain Master Repurchase Agreements with an affiliate of Arco, which claimed a margin deficit of approximately $78.4 million. As of July 3, 2008, the aggregate repurchase price under the Master Repurchase Agreements was approximately $182.6 million. Luminent failed to deliver additional collateral on July 3, 2008 in order to eliminate the claimed margin deficit, and as a result, an event of default under the Master Repurchase Agreements has occurred, in respect of which the Arco affiliate may demand immediate payment of the aggregate repurchase price. On July 3, 2008, Luminent received Notices of Reservation of Rights with Respect to Master Repurchase Agreement from the Arco affiliate. However, as of July 7, 2008, the Arco affiliate has not elected to exercise any contractual remedies available as a result of this event of default.

Item 8.01 Other Events.

Because of the events of default described in Item 2.04, we are prohibited under the terms of the indentures relating to our junior subordinated notes outstanding, or blocked, from paying the interest on or any other amount in respect of those securities that is required to be paid.

On June 16, 2008, Luminent was obligated to make a quarterly interest payment of approximately $0.7 million applicable to $41.2 million of Luminent's junior subordinated notes dated December 15, 2005. Luminent did not make this payment and a payment default under the indenture has occurred. If the payment block described above is not lifted or if Luminent is unable to meet the obligation before July 16, 2008, an event of default under the related indenture may be declared and those securities may be declared to be immediately due and payable.

On June 30, 2008, Luminent was obligated to make a quarterly interest payment of approximately $0.5 million applicable to $25.8 million of Luminent's junior subordinated notes dated March 15, 2005. Because of the payment block described above, Luminent did not make this payment and a payment default has occurred. If the payment block is not lifted or if Luminent is unable to meet the obligation before July 30, 2008, an event of default under the related indenture may be declared and those securities may be declared to be immediately due and payable.

On July 1, 2008, Luminent issued a press release stating that, while it analyzes its restructuring options, it will suspend payments to unsecured creditors. This press release is attached as Exhibit 99.1 to this Form 8-K current report and is incorporated herein by reference.

On July 1, 2008, Luminent was obligated to make a payment of approximately $0.3 million to a lender applicable to a $13.0 million term note agreement with that lender. Luminent did not make this payment and a payment default has occurred. If Luminent is unable to meet the obligation before July 11, 2008, an event of default under the term note may be declared and the term note may be declared to be immediately due and payable.

On July 30, 2008, Luminent is obligated to make a quarterly interest payment of approximately $0.5 million applicable to $25.8 million of Luminent's junior subordinated notes dated March 15, 2005. Because of the payment block described above, Luminent may be prohibited from making this payment and a payment default may occur. If the payment block is not lifted or if Luminent is unable to meet the obligation before August 30, 2008, an event of default under the related indenture may be declared and those securities may be declared to be immediately due and payable.

We previously announced that Luminent LLC, our affiliate, filed a Form S-4 registration statement with the Securities and Exchange Commission on March 28, 2008, as amended by Amendment No. 1 filed on June 10, 2008, with respect to our proposed conversion to a publically traded partnership.

Luminent LLC's Form S-4 registration statement contains a preliminary proxy statement/prospectus relating to our 2008 annual meeting of stockholders and other relevant documents in connection with the proposed restructuring. The definitive proxy statement/prospectus will be mailed to our stockholders when it becomes available. OUR STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents by contacting Karen Chang, Luminent Mortgage Capital, Inc., 1515 Market Street, Suite 2000, Philadelphia, PA 19102; telephone: (215) 564-5900.

We and our directors, executive officers and other members of our management and employees may be deemed to be participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information concerning such participants’ ownership of our common stock will be set forth in the proxy statement/prospectus when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
99.1 Press release dated July 1, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

July 8, 2008	By:	/s/ KAREN CHANG

Name: KAREN CHANG
Title: SVP, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 1, 2008